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NEWS RELEASE
For Media, contact: Janice D. Lantz Manager, Communications 800 Cabin Hill Drive Greensburg, PA 15601-1689 Phone: (724) 838-6966 Media Hotline: 1-888-233-3583 E-Mail: jlantz@alleghenyenergy.com	For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
FOR IMMEDIATE RELEASE

Allegheny Energy Reports First and Second Quarter 2003 Financial Results

     Hagerstown, Md., December 19, 2003 - Allegheny Energy, Inc. (NYSE: AYE) today announced financial results for the first and second quarters of 2003 and stated that it has filed the related quarterly financial reports on Form 10-Q with the Securities and Exchange Commission (SEC). Allegheny expects to file its third quarter financial reports in January.

     Paul J. Evanson, Chairman and CEO, said, "As expected, results for the first six months of 2003 reflect major losses in Allegheny's trading activities in the Western United States energy markets, including the write-down from renegotiating the California contract. By selling that contract in September and closing out other positions, we are now largely out of Western financial trading.

     "We remain on track in rebuilding Allegheny. The year 2004 will be a time of transition for the Company as we focus on becoming timely with our SEC filings, refinancing our debt, and creating a high-performance culture that will improve both quality and cost. I am confident that we are taking the right steps for long-term success," concluded Mr. Evanson.

Consolidated Financial Results
First Six Months

     Allegheny reported a consolidated loss for the first six months of 2003 of $290.3 million ($2.29 per share) compared with a consolidated loss of $87.9 million ($0.70 per share) for the first six months of 2002. Before cumulative effect of accounting changes, the consolidated loss for the first six months of 2003 was $269.6 million ($2.13 per share) compared with consolidated income of $42.6 million ($0.34 per share) for the first six months of 2002. Major items in the first six months of 2003 which affected earnings include:

•

A write-down in value of the renegotiated California Department of Water Resources (CDWR) power supply contract of $152.2 million ($89.8 million, net of income taxes). Allegheny sold the CDWR contract in September 2003 and has largely exited the Western energy markets;

1
•

Other unrealized losses and net realized losses for the first six months of 2003 of $198.5 million ($117.1 million, net of income taxes) and $37.3 million ($22.4 million, net of income taxes), respectively, as compared with unrealized gains of $128.1 million ($76.9 million, net of income taxes) and realized losses of $21.7 million ($13.0 million, net of income taxes) in the first six months of 2002, from Allegheny's trading business;

•

Recognition of a gain of $75.8 million ($56.7 million, net of income taxes) for the reapplication of Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation," because of the reapplication of regulatory treatment to certain assets in West Virginia; and

•	Impairment charges of $28.5 million ($17.1 million, net of income taxes) for assets held for sale, including the Conemaugh Generating Station, which was sold in June 2003.

     Operation expenses for the first six months of 2003 increased by $80.8 million ($46.5 million, net of income taxes) as compared with the first six months of 2002, due, in part, to higher costs for employee benefits and outside services, as well as to the impairment charges described above. Interest charges for the first six months of 2003 increased $68.1 million ($39.2 million, net of income taxes) over the same period of 2002. The increase reflects both higher interest rates and the increase in average long-term debt outstanding, including debt incurred in connection with Allegheny's refinancing in February 2003.

Second Quarter

     Allegheny reported a consolidated loss for the second quarter of 2003 of $231.5 million ($1.82 per share) compared with a consolidated loss of $33.5 million ($0.27 per share) for the second quarter of 2002. The increase in consolidated loss of $198.0 million was due primarily to reduced net revenues in the Generation and Marketing segment resulting from continuing losses in its trading business and the continued price volatility in energy markets in the Western United States.

     Reported results for the second quarter reflect the write-down in value of the CDWR power supply contract of $152.2 million as described above and unrealized losses on commodity contracts of $153.3 million ($88.9 million, net of income taxes) offset, in part, by realized gains of $19.7 million ($11.6 million, net of income taxes) on trading operations, primarily from the sale of power purchase hedge agreements. In addition, interest charges increased $38.1 million ($22.3 million, net of income taxes) over the second quarter of 2002 for the reasons described above.

First Quarter

     Allegheny recorded a consolidated loss for the first quarter of 2003 of $58.8 million ($0.46 per share) compared with a consolidated loss of $54.4 million ($0.43 per share) for the first quarter of 2002. Results of operations for the first quarter were reduced by $12.1 million, net of income taxes, reflecting cumulative effect of an accounting change associated with the adoption of Emerging Issues Task Force (EITF) Issue No. 02-3, "Accounting for Contracts Involved in Energy Trading and Risk Management," and by $8.6 million, net of income taxes, reflecting cumulative effect of an accounting change associated with the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations." Before cumulative effect of accounting changes, the consolidated loss for the first quarter was $38.0 million ($0.30 per share) compared with consolidated income of $76.1 million ($0.61 per share) for the first quarter of 2002.

2

     The decrease in earnings (before cumulative effect of accounting changes) of $114.1 million was due primarily to reduced net revenues in the Generation and Marketing segment as a result of unrealized losses and realized losses on commodity contracts of $45.2 million ($27.6 million, net of income taxes) and of $72.6 million ($44.4 million, net of income taxes), respectively, in 2003 as described above in the results for the first six months. Earnings were also reduced by impairment charges on assets held for sale as described above. Interest charges increased $30.0 million ($15.3 million, net of income taxes) over the first quarter of 2002 for the reasons described above. These charges were offset, in part, by the recognition of a gain from the reapplication of SFAS No. 71 also as described above.

Generation and Marketing Segment

     For the first six months of 2003, the segment reported a consolidated loss (before cumulative effect of accounting changes) of $315.6 million as compared with a consolidated loss (before the cumulative effect of accounting changes) of $19.4 million in the first six months of 2002. Wholesale revenues for the first six months of 2003 decreased $512.0 million over the comparable period in 2002 due primarily to the factors described above in the consolidated results, including both unrealized and realized losses in trading operations.

     For the second quarter of 2003, the segment reported a consolidated loss of $240.2 million compared to a consolidated loss of $62.0 million in the second quarter of 2002. Wholesale revenues for the second quarter of 2003 decreased $298.5 million due primarily to the factors described above in the consolidated results. In the prior comparable period, the segment had recorded unrealized gains associated with its trading portfolio.

     For the first quarter of 2003, the segment reported a consolidated loss of $95.0 million compared with consolidated income of $42.6 million in the first quarter of 2002. Before cumulative effect of accounting changes, the loss for the segment was $75.4 million compared with income before cumulative effect of accounting changes of $42.6 million for the second quarter of 2002. Wholesale revenues for the first quarter decreased $213.5 million due primarily to the factors discussed above in the consolidated results. The losses were offset, in part, by unrealized gains from the trading operations and the recognition of a gain of $61.7 million ($48.1 million, net of income taxes) from the reapplication of SFAS No. 71 as discussed above in the consolidated financial results.

Delivery and Services Segment

     For the first six months of 2003, the segment reported consolidated income (before cumulative effect of accounting changes) of $53.7 million as compared with consolidated income of $65.1 million in the first six months of 2002. The segment's regulated electric revenues increased by $51.2 million and the segment's regulated natural gas revenues increased by $29.0 million over the same period in 2002. Both increases were due primarily to increased sales resulting from colder winter weather across Allegheny's service territories. During the first six months of 2003, the segment's unregulated services revenues decreased $258.0 million from the same period in 2002 due primarily to the sale of Alliance Energy Services on December 31, 2002.

     For the second quarter of 2003, the segment reported consolidated income of $4.3 million, compared with consolidated income of $25.9 million for the second quarter of 2002. The segment's regulated electric and natural gas revenues remained relatively consistent for the second quarter over the comparable period in 2002. During the second quarter of 2003, the segment's unregulated services revenues decreased $121.8 million from the same period in 2002 due primarily to the sale of Alliance Energy Services as described above.

3

     For the first quarter of 2003, the segment reported consolidated income (before cumulative effect of an accounting change) of $49.4 million compared with consolidated income of $39.2 million for the first quarter of 2002. The segment's regulated electric revenues increased $49.0 million and regulated natural gas revenues increased $29.6 million in 2003 compared with the first quarter 2002, resulting from colder winter weather as described above in the results for the first six months. The segment's unregulated revenues decreased $136.2 million to $14.1 million in the first quarter of 2003 due primarily to the sale of Alliance Energy Services as described above. In addition, the first quarter results of 2003 include a gain of $14.1 million ($8.6 million, net of income taxes) from the reapplication of SFAS No. 71 as discussed above in the consolidated financial results.

Analyst Conference Call

     Allegheny will comment further on these results during an analyst conference call on Monday, December 22, 2003, at 11:00 a.m. (Eastern Time). Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com by clicking on an available audio link. The call will also be archived for replay purposes after the live broadcast. A news release on the earnings and supporting financial data will also be available on the Company's web site for review.

Allegheny Energy

     Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities; and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Pennsylvania, West Virginia, Maryland, Virginia, and Ohio. More information about the Company is available at www.alleghenyenergy.com.

Forward-Looking Statements

     In addition to historical information, this release contains a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by the Distribution Companies; the closing of various agreements; execution of restructuring activity and liquidity enhancement plans; results of litigation; financing requirements and plans to meet those requirements; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and outstanding financial reporting obligations; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations.  Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports and registration statements filed with the Securities and Exchange Commission.

-###-
4

ALLEGHENY ENERGY, INC. Consolidated Statements of Operations
	Unaudited Three Months Ended June 30,		Unaudited Six Months Ended June 30,
(In thousands, except number of shares and per share data)	2003	2002 Restated	2003	2002 Restated

Total operating revenues	$ 359,214	$784,591	$1,074,905	$1,789,698

Cost of revenues:
Fuel consumed for electric generation	134,054	126,673	292,826	270,171
Purchased energy and transmission	81,527	100,799	167,795	190,438
Natural gas purchases	25,545	129,104	121,504	303,527
Deferred energy costs, net	(6,965)	(961)	(20,624)	14,583
Other	8,413	13,585	20,186	39,980
Total cost of revenues	242,574	369,200	581,687	818,699
Net revenues	116,640	415,391	493,218	970,999

Other operating expenses:
Operation expense	275,454	255,756	576,182	495,380
Depreciation and amortization	79,474	76,496	157,085	155,867
Taxes other than income taxes	50,735	55,405	111,362	116,189
Total other operating expenses	405,663	387,657	844,629	767,436
Operating (loss) income	(289,023)	27,734	(351,411)	203,563

Other income and (expenses), net	1,353	(3,966)	81,613	7,023

Interest charges and preferred dividends:
Interest on debt and other	122,471	78,187	223,648	147,993
Allowance for borrowed funds used during construction and interest capitalized	(7,809)	(1,638)	(13,421)	(5,875)
Dividends on preferred stock of subsidiaries	1,260	1,259	2,519	2,518
Total interest charges and preferred dividends	115,922	77,808	212,746	144,636
Consolidated (loss) income before income taxes, minority interest, and cumulative effect of accounting change	(403,592)	(54,040)	(482,544)	65,950

Federal and state income tax (benefit) expense	(167,378)	(19,565)	(205,396)	23,320

Minority interest	(4,695)	(1,014)	(7,585)	16

Consolidated (loss) income before cumulative effect of accounting change	(231,519)	(33,461)	(269,563)	42,614
Cumulative effect of accounting change, net of tax of $12,974 and $79,596, respectively	---	---	(20,765)	(130,514)
Consolidated net loss	$(231,519)	$(33,461)	$ (290,328)	$ (87,900)

Average basic and diluted common shares outstanding	126,883,664	125,436,520	126,719,304	125,343,220

Basic and diluted earnings per share:
Consolidated (loss) income before cumulative effect of accounting change	$ (1.82)	$ (.27)	$ (2.13)	$ .34
Cumulative effect of accounting change, net	---	---	(.16)	(1.04)
Consolidated net loss	$ (1.82)	$ (.27)	$ (2.29)	$ (.70)

ALLEGHENY ENERGY, INC. Consolidated Statements of Cash Flows
	Unaudited Six Months Ended June 30,
(In thousands)	2003	2002 Restated

Cash flows from operations:
Consolidated net loss	$ (290,328)	$ (87,900)
Cumulative effect of accounting change, net	20,765	130,514
Consolidated (loss) income before cumulative effect of accounting change	(269,563)	42,614
Reapplication of SFAS No. 71	(75,824)	---
Depreciation and amortization	157,085	155,867
Amortization of adverse purchase power commitments	(9,533)	(11,563)
Loss (gain) on disposal of assets, net	30,917	(14,897)
Minority interest	(7,585)	16
Deferred investment credit and income taxes, net	(142,499)	54,480
Deferred energy costs, net	(20,624)	14,583
Unrealized losses (gains) on commodity contracts, net	380,710	(123,085)
Impairment of generating assets	---	31,190
Changes in certain assets and liabilities:
Accounts receivable, net	39,809	6,988
Materials and supplies	(31,351)	(22,679)
Prepaid taxes	(9,721)	(5,219)
Taxes receivable/payable, net	96,709	46,753
Accounts payable	(29,761)	(2,250)
Benefit Plans' investments	9,916	13,834
Accrued payroll	(18,397)	(31,362)
Interest accrued	4,672	10,898
Purchased options	11,689	(9,595)
Contract termination costs	(47,706)	---
Other, net	(7,690)	10,662
	61,253	167,235

Cash flows (used in) investing:
Acquisition of electric generating facility	(318,435)	---
Construction expenditures	(140,539)	(188,480)
Proceeds from sale of businesses and assets	46,168	15,902
	(412,806)	(172,578)

Cash flows from financing:
Proceeds from credit facilities, notes and bonds	1,931,507	728,378
Restricted funds on deposit with trustee	(15,467)	1,606
Payments on credit facilities, notes and bonds	(270,928)	(245,970)
Cash dividends paid on common stock	---	(97,634)
Short-term debt, net	(1,122,181)	(335,228)
	522,931	51,152

Net change in cash and temporary cash investments	171,378	45,809
Cash and temporary investments at January 1	204,231	37,980
Cash and temporary investments at June 30	$ 375,609	$ 83,789

ALLEGHENY ENERGY, INC. Consolidated Balance Sheets
	Unaudited
(In thousands)	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and temporary cash investments	$ 375,609	$ 204,231
Accounts receivable:
Billed:
Customer	310,831	316,260
Energy trading and other	98,159	93,700
Unbilled	118,658	166,055
Allowance for uncollectible accounts	(42,327)	(29,645)
Materials and supplies (at average cost):
Operating and construction	110,386	111,267
Fuel	105,006	74,768
Taxes receivable	50,739	185,691
Deferred income taxes	56,625	46,102
Commodity contracts	113,169	156,313
Prepaid taxes	59,678	49,957
Assets held for sale	8,000	9,259
Restricted funds	22,818	2,351
Other, including current portion of regulatory assets	123,659	77,563
	1,511,010	1,463,872
Property, plant, and equipment:
In service, at original cost	11,233,210	10,976,166
Construction work in progress	497,894	380,959
	11,731,104	11,357,125
Accumulated depreciation	(4,612,315)	(4,474,551)
	7,118,789	6,882,574
Investments and other assets:
Excess of cost over net assets acquired (Goodwill)	367,287	367,287
Benefit plans' investments	24,265	47,309
Unregulated investments	54,356	56,393
Intangible assets	38,648	38,648
Other	35,756	22,685
	520,312	532,322
Deferred charges:
Commodity contracts	637,121	1,055,160
Regulatory assets	569,495	558,811
Other	141,480	107,540
	1,348,096	1,721,511

Total assets	$10,498,207	$10,600,279

ALLEGHENY ENERGY, INC. Consolidated Balance Sheets (Continued)

	Unaudited
(In thousands)	June 30, 2003	December 31, 2002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$ 9,785	$ 1,131,966
Long-term debt due within one year	542,250	257,200
Debentures, notes, and bonds reclassified to current	5,084,746	3,662,201
Accounts payable	314,378	380,019
Taxes accrued - other	58,807	97,049
Adverse power purchase commitments	18,552	19,064
Commodity contracts	154,360	191,186
Interest accrued	67,283	62,611
Other, including current portion of regulatory liabilities	126,725	189,537
	6,376,886	5,990,833

Long-term debt	115,954	115,944

Deferred credits and other liabilities:
Commodity contracts	578,328	590,546
Unamortized investment credit	93,004	96,183
Deferred income taxes	947,739	1,079,151
Obligation under capital leases	37,242	39,054
Regulatory liabilities	53,322	111,967
Adverse power purchase commitments	227,126	236,147
Other	338,632	313,106
	2,275,393	2,466,154

Minority interest	12,889	21,841

Preferred stock of subsidiary	74,000	74,000

Stockholders' equity:
Common stock	158,761	158,261
Other paid-in capital	1,448,302	1,446,180
Retained earnings	67,561	357,889
Treasury stock	(1,179)	(411)
Accumulated other comprehensive loss	(30,360)	(30,412)
	1,643,085	1,931,507

Commitments and contingencies

Total liabilities and stockholders' equity	$10,498,207	$10,600,279

ALLEGHENY ENERGY, INC. Results by Business Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2003	Restated 2002	2003	Restated 2002
Total operating revenues:
Delivery and Services	$ 665.5	$ 789.7	$ 1,516.4	$ 1,704.1
Generation and Marketing	33.3	323.1	314.1	811.2
Eliminations	(339.6)	(328.2)	(755.6)	(725.6)
Total	$ 359.2	$ 784.6	$ 1,074.9	$ 1,789.7

Operating (loss) income:
Delivery and Services	$ 39.6	$ 81.7	$ 133.6	$ 160.6
Generation and Marketing	(335.7)	(58.3)	(472.6)	48.0
Eliminations	7.1	4.3	(12.4)	(5.0)
Total	$ (289.0)	$ 27.7	$ (351.4)	$ 203.6

Consolidated (loss) income before cumulative effect of accounting change:
Delivery and Services	$ 4.3	$ 25.9	$ 53.7	$ 65.1
Generation and Marketing	(240.2)	(62.0)	(315.6)	(19.4)
Eliminations	4.4	2.6	(7.6)	(3.1)
Total	$ (231.5)	$ (33.5)	$ (269.5)	$ 42.6

Cumulative effect of accounting change,net:
Delivery and Services	$ ---	$ ---	$ (1.3)	$ (130.5)
Generation and Marketing	---	---	(19.5)	---
Total	$ ---	$ ---	$ (20.8)	$ (130.5)

Consolidated net (loss) income:
Delivery and Services	$ 4.3	$ 25.9	$ 52.4	$ (65.4)
Generation and Marketing	(240.2)	(62.0)	(335.1)	(19.4)
Eliminations	4.4	2.6	(7.6)	(3.1)
Total	$ (231.5)	$ (33.5)	$ (290.3)	$ (87.9)

ALLEGHENY ENERGY, INC. Consolidated Statements of Operations
	Unaudited Three Months Ended March 31,
(In thousands, except number of shares and per share data)	2003	2002 Restated

Total operating revenues	$ 715,691	$ 1,005,107

Cost of revenues:
Fuel consumed for electric generation	158,772	143,498
Purchased energy and transmission	86,268	89,639
Natural gas purchases	95,959	174,423
Deferred energy costs, net	(13,659)	15,544
Other	11,773	26,395
Total cost of revenues	339,113	449,499
Net revenues	376,578	555,608

Other operating expenses:
Operation expense	300,728	239,624
Depreciation and amortization	77,611	79,371
Taxes other than income taxes	60,627	60,784
Total other operating expenses	438,966	379,779
Operating (loss) income	(62,388)	175,829

Other income and (expenses), net	80,260	10,989

Interest charges and preferred dividends:
Interest on debt and other	101,177	69,806
Allowance for borrowed funds used during construction and interest capitalized	(5,612)	(4,237)
Dividends on preferred stock of subsidiaries	1,259	1,259
Total interest charges and preferred dividends	96,824	66,828

Consolidated (loss) income before income taxes, minority interest, and cumulative effect of accounting change	(78,952)	119,990

Federal and state income tax (benefit) expense	(38,018)	42,885

Minority interest	(2,890)	1,030

Consolidated (loss) income before cumulative effect of accounting change	(38,044)	76,075
Cumulative effect of accounting change, net of tax of $12,974 and $79,596, respectively	(20,765)	(130,514)
Consolidated net loss	$ (58,809)	$ (54,439)
Average basic and diluted common shares outstanding	126,553,119	125,248,884

Basic and diluted earnings per share:
Consolidated (loss) income before cumulative effect of accounting change Cumulative effect of accounting change, net	$ (.30) (.16)	$ .61 (1.04)
Consolidated net loss	$ (.46)	$ (.43)

ALLEGHENY ENERGY, INC. Consolidated Statements of Cash Flows

	Unaudited Three Months Ended March 31,
(In thousands)	2003	2002 Restated
Cash flows from operations:
Consolidated net loss	$ (58,809)	$ (54,439)
Cumulative effect of accounting change, net	20,765	130,514
Consolidated (loss) income before cumulative effect of accounting change	(38,044)	76,075
Reapplication of SFAS No. 71	(75,823)	---
Depreciation and amortization	77,611	79,371
Loss (gain) on assets held for sale and disposed, net	31,837	(14,314)
Minority interest	(2,890)	1,030
Deferred energy costs	(13,659)	15,544
Deferred investment credit and income taxes, net	(33,661)	23,640
Unrealized losses (gains) on commodity contracts, net	64,673	(86,393)
Changes in certain assets and liabilities:
Accounts receivable, net	(18,398)	10,759
Materials and supplies	1,611	2,898
Prepaid taxes	(32,295)	(20,273)
Taxes receivable/payable, net	156,113	78,462
Accounts payable and collateralized deposits	(17,183)	31,789
Benefit Plans' investments	1,246	7,810
Interest accrued	23,612	1,372
Contract termination cost	(47,652)	---
Purchased options	10,957	4,993
Accrued payroll	(12,539)	(20,934)
Other, net	12,332	13,819
	87,848	205,648
Cash flows (used in) investing:
Acquisition of electric generating facility	(318,435)	---
Construction expenditures	(66,615)	(82,167)
Proceeds from sale of businesses and assets	333	15,902
	(384,717)	(66,265)
Cash flows from (used in) financing:
Proceeds from credit facilities, notes and bonds	1,931,506	---
Restricted funds on deposit with trustee	(135,531)	613
Payments on credit facilities, notes and bonds	(229,975)	(46,893)
Cash dividends paid on common stock	---	(48,374)
Short-term debt, net	(1,121,966)	13,538
	444,034	(81,116)

Net change in cash and temporary cash investments	147,165	58,267
Cash and temporary investments at January 1	204,231	37,980
Cash and temporary investments at March 31	$ 351,396	$ 96,247

ALLEGHENY ENERGY, INC. Consolidated Balance Sheets
	Unaudited
(In thousands)	March 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and temporary cash investments	$ 351,396	$ 204,231
Accounts receivable:
Billed:
Customer	363,625	316,260
Energy trading and other	80,907	93,700
Unbilled	133,522	166,055
Allowance for uncollectible accounts	(34,351)	(29,645)
Materials and supplies (at average cost):
Operating and construction	113,714	111,267
Fuel	69,307	74,768
Taxes receivable	---	185,691
Deferred income taxes	62,945	46,102
Commodity contracts	154,039	156,313
Prepaid taxes Assets held for sale Restricted funds	82,252 53,773 137,883	49,957 9,259 2,351
Other, including current portion of regulatory assets	88,102	77,563
	1,657,114	1,463,872
Property, plant, and equipment:
In service, at original cost	11,072,218	10,976,166
Construction work in progress	594,334	380,959
	11,666,552	11,357,125
Accumulated depreciation	(4,543,171)	(4,474,551)
	7,123,381	6,882,574
Investments and other assets:
Excess of cost over net assets acquired (Goodwill)	367,287	367,287
Benefit plans' investments	41,884	47,309
Unregulated investments	56,409	56,393
Intangible assets	38,648	38,648
Other	35,760	22,685
	539,988	532,322
Deferred charges:
Commodity contracts	983,565	1,055,160
Regulatory assets	575,191	558,811
Other	149,975	107,540
	1,708,731	1,721,511

Total assets	$11,029,214	$10,600,279

ALLEGHENY ENERGY, INC. Consolidated Balance Sheets (continued)

	Unaudited
(In thousands)	March 31, 2003	December 31, 2002
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$ 10,000	$ 1,131,966
Long-term debt due within one year	459,458	257,200
Debentures, notes, and bonds reclassified to current	5,208,146	3,662,201
Accounts payable	337,325	380,019
Taxes accrued - other	67,471	97,049
Adverse power purchase commitments	18,808	19,064
Commodity contracts	203,001	191,186
Other, including current portion of regulatory liabilities	204,684	252,148
	6,508,893	5,990,833

Long-term debt	115,944	115,944

Deferred credits and other liabilities:
Commodity contracts	600,231	590,546
Unamortized investment credit	94,594	96,183
Deferred income taxes	1,071,166	1,079,151
Obligation under capital leases	40,135	39,054
Regulatory liabilities	53,808	111,967
Adverse power purchase commitments	231,637	236,147
Other	346,189	313,106
	2,437,760	2,466,154

Minority interest	18,773	21,841

Preferred stock of subsidiary	74,000	74,000

Stockholders' equity:
Common stock	158,665	158,261
Other paid-in capital	1,447,664	1,446,180
Retained earnings	299,080	357,889
Treasury stock	(1,179)	(411)
Accumulated other comprehensive loss	(30,386)	(30,412)
	1,873,844	1,931,507

Commitments and contingencies

Total liabilities and stockholders' equity	$11,029,214	$10,600,279

ALLEGHENY ENERGY, INC. Results by Business Segment
	Three Months Ended March 31,
(In millions)	2003	Restated 2002
Total operating revenues:
Delivery and Services	$ 850.9	$ 914.4
Generation and Marketing	280.8	488.2
Eliminations	(416.0)	(397.5)
Total	$ 715.7	$1,005.1

Operating (loss) income:
Delivery and Services	$ 94.0	$ 78.8
Generation and Marketing	(137.0)	106.4
Eliminations	(19.4)	(9.4)
Total	$ (62.4)	$ 175.8

Consolidated (loss) income before cumulative effect of accounting change:
Delivery and Services	$ 49.4	$ 39.2
Generation and Marketing	(75.4)	42.6
Eliminations	(12.0)	(5.7)
Total	$ (38.0)	$ 76.1

Cumulative effect of accounting change, net:
Delivery and Services	$ (1.3)	$ (130.5)
Generation and Marketing	(19.5)	---
Total	$ (20.8)	$ (130.5)

Consolidated net (loss) income:
Delivery and Services	$ 48.2	$ (91.3)
Generation and Marketing	(95.0)	42.6
Eliminations	(12.0)	(5.7)
Total	$ (58.8)	$ (54.4)